UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) June 15, 2006

Capital Mortgage Plus L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18491	13-3502020

(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

(212) 517-3700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 15, 2006, Capital Mortgage Plus, L.P. (the “Partnership”) received prepayment proceeds from its participation in the First Mortgage (“Mortgage Loan”) and the Equity Loan (the “Equity Loan”) for the Windemere Apartments (collectively the “Windemere Loans”). The outstanding debt prepaid to the Partnership totaled $8,615,465, including $7,390,597 for the outstanding balance of the Mortgage Loan, $736,550 for the outstanding balance of the Equity Loan, and $488,318 of additional interest due pursuant to the loan documents. Under the terms of the respective loan documents, the original principal amount of the Mortgage Loan was $8,110,300, with an 8.02 % interest rate, and a maturity date of May 1, 2032. The original principal amount of the Equity Loan was $736,550 and allowed for additional interest over and above the stated rate of the Mortgage Loan plus a participation in the appreciation of the underlying property. The maturity date of the Equity Loan was also May 1, 2032.

As a result of the repayment of the Windemere Loans, the Partnership’s only remaining investment is the Mortgage Loan and Equity Loan relating to Fieldcrest Apartments III (the “Fieldcrest Loans”), which currently have an outstanding combined principal balance of $3,477,569.43. The Partnership has called the Fieldcrest Loans due, as permitted under the terms of the loan documents, and expects to receive a repayment of the Fieldcrest Loans in August 2006. The repayment proceeds received in connection with the Windemere Loans and the Fieldcrest Loans, if the Fieldcrest Loans are repaid prior to the August 2006 distribution, will be distributed in accordance with the partnership agreement in August 2006, after ensuring that all expenses of the Partnership have been paid. If the Fieldcrest Loans are not repaid prior to the August 2006 distribution, a distribution will be made in August 2006 of the proceeds of the Windemere Loans only, after ensuring that all expenses of the Partnership have been paid. At this time, the amount of the distribution has not been determined.

This Current Report on Form 8-K and the press release attached as an exhibit hereto contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and also include a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Mortgage Plus L.P.

By:	CIP Associates, Inc., General Partner

Date: June 23, 2006	By: /s/ Alan P. Hirmes
Alan P. Hirmes
President (Principal Executive and Financial
Officer)